Exhibit 10.9

SOFTWARE LICENSING AGREEMENT

This SOFTWARE LICENSING AGREEMENT (the “Agreement”) is entered into this 28th day of April, 2016 (the “Effective Date”) by and between Forex Development Corporation a Delaware corporation with principal offices at 115 W 18th St., 2nd Floor, New York, NY 10011 (“Licensor”) and Atom8 Financial Services LLP, (Company No. OC376560), with principal offices at 2nd Floor, Centenary House, Palliser Road, London, W14 9EQ. Atom8 Financial Services LLP is authorized and regulated by the Financial Conduct Authority. FRN: 590299 (“Licensee”).

RECITALS

WHEREAS, Licensee is the owner of, or has acquired the rights to the Software and Documentation defined below; and

WHEREAS, Licensee, a leading provider of ECN FX and spread betting services;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1. Definitions

1.1 “Documentation” shall mean all manuals, user documentation, and other related materials pertaining to the Software which are furnished to Licensee by Licensor in connection with the Software.

1.2 “License Fee” shall mean the fees listed on Exhibit A attached hereto.

1.3 “Software” means the software program supplied by Licensor herewith, which are further described in Exhibit A attached hereto, and may also include documentation, associated media, printed materials, and online and electronic documentation.

2. Grant of License. Subject to the terms and conditions of this Agreement, the Licensor hereby grants to Licensee, for the term of this Agreement a worldwide, non-exclusive, non-transferable license (the “License”) to:

(a) Install and use the Software on a single computer; OR install and store the Software on a storage device, such as a network server, used only to install the Software on Licensor other computers over an internal network, provided that Licensee obtains a license for each separate computer on which the Software is installed and run. The License for the Software may not be shared or used concurrently on different computers.

(b) Make one copy of the Software in machine-readable form solely for backup purposes. Licensee must reproduce on any such copy all copyright notices and any other proprietary legends on the original copy of the Software.

3. License Restrictions

3.1 No Distribution. Other than as set forth in Section 2 (Grant of License), Licensee may not make or distribute copies of the Software, or electronically transfer the Software from one computer to another or over a network.

Forex Development Corporation

3.2 No Sublicense. Licensee may not rent, lease, or sublicense the Software.

3.3 Assignment and Transfer. Licensee may permanently transfer all of Licensor rights under this License only as part of a sale or transfer of all or substantially all of the assets of the Licensee, provided that Licensee retain no copies, Licensee transfer all of the Software (including all component parts, the media and printed materials, any upgrades, this License, and the serial numbers), and the recipient agrees to the terms of this License. If the Software is an upgrade, any transfer must include all prior versions of the Software. Licensee may not sell or transfer any Software purchased under a volume discount.

4. Modifications and Upgrades.

4.1 Error Corrections and Updates. Licensor will provide to Licensee all error corrections, bug fixes, patches or other updates to the Software licensed hereunder in object code form to the extent available in accordance with the Licensor’s release schedule for a period of 5 year(s) from the date of shipment/download.

4.2 Other Modifications. Licensee may, from time to time, request that Licensor incorporate certain features, enhancements or modifications into the Software. Licensor may, in its sole discretion, undertake to incorporate such changes and distribute the Software so modified to all or any of Licensor’s licensees. Licensee may not modify the Software or create derivative works based upon the Software.

4.3 Title to Modifications. All such error corrections, bug fixes, patches, updates and other modifications shall be the sole property of Licensor. All upgrades and updates are provided to Licensee on a license exchange basis. Licensee agrees that it will not continue to use earlier versions of the Software or transfer it to another person or entity unless such transfer is pursuant to Section 3 (License Restrictions).

5. Copies. Except as specifically set forth herein, no Software or Documentation which is provided by Licensor pursuant to this Agreement in human readable form, such as written or printed documents, shall be copied in whole or in part by Licensee without Licensor’s prior written consent. Additional copies of printed materials may be obtained from Licensor at the charges then in effect. Except as specifically set forth herein, any Software provided in machine readable form may not be copied by Licensee in whole or in part, except for Licensee’s backup or archive purposes. Licensee agrees to maintain appropriate records of the number and location of all copies of the Software and make such records available upon Licensor’s request. Licensee further agrees to reproduce all copyright and other proprietary notices on all copies of the Software in the same form and manner that such copyright and other proprietary notices are originally included on the Software.

6. License Fees and Payment.

6.1 License Fee. In consideration of the license rights granted in Section 2 (Grant of License), Licensee shall pay the license fees or other consideration for the Software and as set forth on Exhibit A attached hereto. All amounts payable hereunder by Licensee shall be payable in United States funds without deductions for taxes, assessments, fees, or charges of any kind. Checks shall be made payable to Licensor and shall be forwarded to 115 W 18th St., 2nd Floor, New York, NY 10011.

6.2 Taxes and Other Charges. Licensee shall be responsible for paying all (i) sales, use, excise, value- added, or other tax or governmental charges imposed on the licensing or use of the Software hereunder, (ii) freight, insurance and installation charges, and (iii) import or export duties or like charges.

7. Delivery. Within 30 days of the Effective Date of this Agreement, the Licensor shall deliver to Licensee a master copy of the Software and Documentation licensed hereunder in object code form, suitable for reproduction, in electronic files only.

8. Intellectual Property Rights; Ownership.

8.1 Proprietary Notices. Licensee agrees to respect and not to remove, obliterate, or cancel from view any copyright, trademark, confidentiality or other proprietary notice, mark, or legend appearing on any of the Software or output generated by the Software, and to reproduce and include same on each copy of the Software.

Forex Development Corporation

8.2 No Reverse Engineering. Licensee agrees not to decompile, reverse engineer, disassemble, modify or otherwise reduce the Software, or any portion thereof to a human- perceivable form.

8.3 Ownership. Licensee further acknowledges that all copies of the Software in any form provided by Licensor or made by Licensee are the sole property of Licensor and/or its suppliers. Licensee shall not have any right, title, or interest to any such Software or copies thereof except as provided in this Agreement, and further shall secure and protect all Software and Documentation consistent with maintenance of Licensor’s proprietary rights therein.

9. Confidentiality.

9.1 General Provisions. Each party acknowledges and agrees that any information received under this Agreement, including client and/ o technical information constitutes the proprietary confidential information of the disclosing party, and that the other party’s protection thereof is essential to this Agreement.

Each party shall retain in strict confidence and not disclose any such information to any third party (except as authorized by this Agreement) without the other party’s express written consent. The prohibitions contained in this Section 9.1 (General Provisions) preclude dissemination of such information to Licensee’s subsidiaries or affiliates.

9.2 Confidentiality. Each party acknowledges and agrees that the terms and conditions of this Agreement shall be treated as confidential information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form without the prior written consent of the other party; provided, however, that the general existence of this Agreement shall not be treated as confidential information, and that either party may disclose the terms and conditions of this Agreement: (a) as required by any court or other governmental body or as otherwise required by law; (b) to legal counsel, accountants, banks, proposed investors, and financing sources of the parties and their advisors; (c) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (d) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

9.3 Exceptions. Each party shall be relieved of its obligation of confidentiality hereunder to the extent any such information: (a) was in the public domain at the time of disclosure or has become in the public domain through no fault of such party; (b) was known to such party, without restriction, at the time of disclosure as shown by its files in existence at the time of disclosure; (c) was disclosed by such party with the prior written approval of the other party; (d) was independently developed by such party without any use of the other party’s confidential information; or (e) becomes known to such party, without restriction, from a source other than the other party and without breach of this Agreement.

9.4 Injunctive Relief. Each party acknowledges that any breach of any of its obligations with respect to confidentiality or use of the other party’s confidential information hereunder is likely to cause or threaten irreparable harm to the other party, and, accordingly, it agrees that in the event of such breach the other party shall be entitled to equitable relief to protect its interest therein, including but not limited to preliminary and permanent injunctive relief, as well as money damages.

9.5 Survival. Licensee’s obligations under this Section 9 (Confidentiality) shall survive the termination of this Agreement or of any license granted under this Agreement for whatever reason.

10. Limited Warranty and Disclaimer.

10.1 Limited Warranty. The Company warrants that, for a period of ninety (90) days from the date of delivery (as evidenced by a copy of Licensor receipt): (i) when used with a recommended hardware configuration, the Software will perform in substantial conformance with the documentation supplied with the Software; and (ii) the physical media on which the Software is furnished will be free from defects in materials and workmanship under normal use.

Forex Development Corporation

10.2 Disclaimer of Warranties. NO OTHER WARRANTY EXCEPT AS SET FORTH IN THE FOREGOING LIMITED WARRANTY, LICENSOR AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, OR OTHERWISE INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ALSO, THERE IS NO WARRANTY OF NONINFRINGEMENT, TITLE OR QUIET ENJOYMENT. IF APPLICABLE LAW IMPLIES ANY WARRANTIES WITH RESPECT TO THE SOFTWARE, ALL SUCH WARRANTIES ARE LIMITED IN DURATION TO NINETY (90) DAYS FROM THE DATE OF DELIVERY. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY LICENSOR ITS DEALERS, DISTRIBUTORS, AGENTS OR EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY.

10.3 USA Only. SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO LICENSEE. THIS WARRANTY GIVES LICENSEE SPECIFIC LEGAL RIGHTS AND LICENSEE MAY ALSO HAVE OTHER LEGAL RIGHTS THAT VARY FROM STATE TO STATE.

11. Exclusive Remedy. Licensor exclusive remedy under Section 10 (Limited Warranty and Disclaimer) is to return the Software to the place Licensee acquired it, with a copy of Licensor receipt and a description of the problem. Licensor will use reasonable commercial efforts to supply Licensee with a replacement copy of the Software that substantially conforms to the documentation, provide a replacement for defective media, or refund to Licensee Licensor purchase price for the Software, at its option. Licensor shall have no responsibility if the Software has been altered in any way, if the media has been damaged by accident, abuse or misapplication, or if the failure arises out of use of the Software with other than a recommended hardware configuration.

12. Limitation of Liability. NEITHER LICENSOR NOR ITS SUPPLIERS SHALL BE LIABLE TO LICENSEE OR ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS, BUSINESS, INTERRUPTION OR THE LIKE), ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE OR THIS LICENSE BASED ON ANY THEORY OF LIABILITY INCLUDING BREACH OF CONTRACT, BREACH OF WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, EVEN IF COMPANY OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EVEN IF A REMEDY SET FORTH HEREIN IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

LICENSOR’S TOTAL LIABILITY TO LICENSEE FOR ACTUAL DAMAGES FOR ANY CAUSE WHATSOEVER WILL BE LIMITED TO THE GREATER OF $ US DOLLARS OR THE AMOUNT PAID BY LICENSEE FOR THE SOFTWARE THAT CAUSED SUCH DAMAGE.

13. Indemnification.

13.1 Indemnification of Licensee. Licensor shall indemnify, hold harmless and defend Licensee against any action brought against Licensee to the extent that such action is based on a claim that the unmodified Software, when used in accordance with this Agreement, infringes a United States copyright and Licensor shall pay all costs, settlements and damages finally awarded; provided, that Licensee promptly notifies Licensor in writing of any claim, gives Licensor sole control of the defense and settlement thereof and provides all reasonable assistance in connection therewith. If any Software is finally adjudged to so infringe, or in Licensor’s opinion is likely to become the subject of such a claim, Licensor shall, at its option, either: (i) procure for Licensee the right to continue using the Software (ii) modify or replace the Software to make it non-infringing, or (iii) refund the fee paid, less reasonable depreciation, upon return of the Software. Licensor shall have no liability regarding any claim arising out of: (w) use of other than a current, unaltered release of the Software unless the infringing portion is also in the then current, unaltered release, (x) use of the Software in combination with non-Licensor software, data or equipment if the infringement was caused by such use or combination, (y) any modification or derivation of the Software not specifically authorized in writing by Licensor or (z) use of third party software. THE FOREGOING STATES THE ENTIRE LIABILITY OF LICENSOR AND THE EXCLUSIVE REMEDY FOR LICENSEE RELATING TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY COPYRIGHT OR OTHER PROPRIETARY RIGHT BY THE SOFTWARE.

Forex Development Corporation

13.2 Indemnification of Licensor. Except for the foregoing infringement claims, Licensee shall indemnify and hold harmless Licensor, its officers, directors, affiliates, consultants, agents and employees from and against any claims, demands, or causes of action whatsoever, including without limitation those arising on account of Licensee’s modification or enhancement of the Software or otherwise caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by Licensee, its sub-licensees, if any, its subsidiaries or their officers, employees, agents or representatives.

14. Insurance. Licensee shall carry and maintain paid up policies for adequate products liability insurance, with Licensor identified as an additional insured, and Licensee shall provide Licensor with proof of all such insurance, copies of all such policies, and any renewals thereof at Licensor’s request.

15. Default and Termination.

15.1 Events of Default. This Agreement may be terminated by the non-defaulting party if any of the following events of default occur: (1) if a party materially fails to perform or comply with this Agreement or any provision hereof; (2) if either party fails to strictly comply with the provisions of Section 9 (Confidentiality) or makes an assignment in violation of Section 21.9 (Assignments); (3) if a party becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; (4) if a petition under any foreign, state, or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by a party; or (5) if such a petition is filed by any third party, or an application for a receiver is made by anyone and such petition or application is not resolved favorably within ninety (90) days.

15.2 Effective Date of Termination. Termination due to a material breach of Section 2 (Grant of License), Section 5 (Copies), Section 8 (Intellectual Property Rights; Ownership), or Section 9 (Confidentiality) shall be effective on notice. In all other cases, termination shall be effective thirty (30) days after notice of termination to the defaulting party if the defaults have not been cured within such thirty (30) day period.

15.3 Obligations on Termination. Within ten (10) days after termination of this Agreement, Licensee shall cease and desist all use of the Software and Documentation and shall return to Licensor all full or partial copies of the Software and Documentation in Licensee’s possession or under its control.

16. Basis of Bargain. The Limited Warranty, Exclusive Remedies and Limited Liability set forth above are fundamental elements of the basis of the Agreement between Licensor and Licensee. Licensor would not be able to provide the Software on an economic basis without such limitations.

17. U.S. Government Restricted Rights Legend. This Software and the Documentation are provided with “Restricted Rights”. Use, duplication, or disclosure by the U.S. Government is subject to restrictions as set forth in this License.

18. Outside of the USA Consumer End Users Only. The limitations or exclusions of warranties and liability contained in this License do not affect or prejudice the statutory rights of a consumer, i.e., a person acquiring goods otherwise than in the course of a business.

19. Relationship of Parties. Licensee is an independent contractor of Licensor and nothing contained in this Agreement shall be construed to constitute either party as a partner, joint venturer,

co-owner, employee, or agent of the other party, and neither party shall hold itself out as such. Neither party has any right or authority to incur, assume or create, in writing or otherwise, any warranty, liability or other obligation of any kind, express or implied, in the name of or on behalf of the other party, it being intended by both Licensor and Licensee that each shall remain an independent contractor responsible for its own actions. Licensee agrees to indemnify and hold the Company harmless from and against any damage or expenses, including reasonable attorneys fees, arising out of Licensee’s breach of the provisions of this Section 9 (Relationship of Parties).

20. Arbitration. All disputes, claims, or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before American Arbitration Association or its successor (the “Arbitrator”). The arbitration shall be held in New York. before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by the Arbitrator unless specifically modified herein.

Forex Development Corporation

The parties covenant and agree that they will participate in the arbitration in good faith. In the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm. The provisions of this Section 20 (Arbitration) shall be enforceable in any court of competent jurisdiction.

Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the Arbitrator to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby. Each party further irrevocably waives any objection to proceeding before the Arbitrator based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before the Arbitrator has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process at the address to which notices are to be given. Each of the parties hereto agrees that its submission to jurisdiction and its consent to service of process are made for the express benefit of the other party hereto.]

21. Miscellaneous Provisions.

21.1 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the United Kingdom, without giving effect to the conflict of law principles of English Law.

21.2 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement will be binding on, and will inure to the benefit of, the successors and permitted assigns of the parties to this Agreement, provided that Licensee shall not assign its rights and obligations under this Agreement without the prior written consent of Licensor. Nothing in this Agreement is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights or obligations under or by reason of this Agreement, except as expressly provided in this Agreement.

21.3 Notices. All notices and other communications required or permitted hereunder will be in writing and will be delivered by hand or sent by overnight courier, fax or e-mail to:

if to Licensor:

Attention: Mitch Eaglstein

if to Licensee:

Attention: David Andrews

Each party may furnish an address substituting for the address given above by giving notice to the other parties in the manner prescribed by this Section 21.3 (Notices). All notices and other communications will be deemed to have been given upon actual receipt by (or tender to and rejection by) the intended recipient or any other person at the specified address of the intended recipient.

21.4 Severability. In the event that any provision of this Agreement is held to be unenforceable under applicable law, this Agreement will continue in full force and effect without such provision and will be enforceable in accordance with its terms.

21.5 Construction. The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to one gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation,” and (e) references to “hereunder,” “herein” or “hereof” relate to this Agreement as a whole. Any reference in this Agreement to any statute, rule, regulation or agreement, including this Agreement, shall be deemed to include such statute, rule, regulation or agreement as it may be modified, varied, amended or supplemented from time to time.

Forex Development Corporation

21.6 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements and understandings other than this Agreement relating to the subject matter hereof.

21.7 Amendment and Waiver. This Agreement may be amended only by a written agreement executed by the parties hereto. No provision of this Agreement may be waived except by a written document executed by the party entitled to the benefits of the provision. No waiver of a provision will be deemed to be or will constitute a waiver of any other provision of this Agreement. A waiver will be effective only in the specific instance and for the purpose for which it was given and will not constitute a continuing waiver.

21.8 Counterparts. This Agreement may be in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one instrument.

21.9 Assignment. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, which shall not be unreasonably withheld.

21.10 Export Regulations. Licensee understands that Licensor is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. Licensee warrants that it will comply in all respects with the export and re-export restrictions applicable to the technology and documentation licensed hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the Effective Date.

FOREX DEVELOPMENT CORPORATION

By: Mitch Eaglstein	Its: CEO, DIRECTOR

ATOM8 FINANCIAL SERVICES LLP

By: David Andrews	Its: CEO

Forex Development Corporation